Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
Lionshead Clothing Company, Inc.
Oxford Caribbean, Inc.
Oxford Garment, Inc.
Oxford Private Limited of Delaware, Inc.
Piedmont Apparel Corporation
Ben Sherman Clothing, Inc.
Oxford International, Inc.
Oxford of South Carolina, Inc.
Camisas Bahia Kino S.A. de C.V.
Confecciones Monzini SA
Industrias Lanier De Honduras S. de R.L.
Industrias Oxford de Merida, S.A. de CV
Manufacturera de Sonora, S.A. de CV
O.R. Fashions S de R.L.
Oxford Internacional de Guatemala Sociedad Anonima
Oxford Phillipines, Inc.
Oxford Products (International) Limited
Oxford International Limited (HK)
Top Candor Limited
Oxford of Europe
Oxford de Colon, S.A.
Ben Sherman Holdings Limited
Oxford Industries (UK2) Limited

Oxford Industries (UK3) Limited
Ben Sherman Limited
Ben Sherman Group Limited
Textile Caledonia Investments Limited
Ben Sherman (Manufacturing) Limited
Ben Sherman (Lurgan) Limited
Sherman Cooper Marketing Limited
Slix Limited
Dunkeld Fashions Limited
Ben Sherman (Australia) Pty. Ltd.
The Branded Shirt Company Limited
Tern Shirt Limited
Neal & Cooper Limited
Tommy Bahama Group, Inc.
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Beverages, LLC
Tommy Bahama Texas Beverages, LLC
SFI of Oxford Acquisition Corporation, Inc.